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                                                             Exhibit 99.3


                                 CONSENT


     The undersigned hereby consents to his nomination to serve as a Director of Pacific Community Banking Group, a California corporation, and to all references to him and to his professional history, including but not limited to his biography in the prospectus that is included or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of _________________, 1999

                                                 /s/
                                                 ------------------------
                                                 By: Marion V. Ashley